UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2005

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 5.02: Departure of Principal Officers

On February 5, 2005, Richard M. Cobb, Executive Vice President, Chief Operating Officer and Chief Financial Officer of Southern Community Financial Corporation, announced his resignation from the Company effective February 7, 2005. Mr. Cobb notified the Company’s Chairman that he is resigning to pursue other interests. He had served as Chief Financial Officer of Southern Community Bank and Trust, the Company’s subsidiary and its predecessor, since its incorporation.

The Company’s Chairman F. Scott Bauer said, “During the last nine years, Dick has been a valued member of our management team. He has our best wishes for continued professional success.”

Mr. Bauer said Scott C. McLean, Senior Vice President and Controller of the Company, has been named interim Chief Financial Officer.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust a community bank, with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01(c): Exhibits

     Exhibit 99:      Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ F. Scott Bauer

F. Scott Bauer Chairman/CEO

Date:	February 7, 2005